CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to (1) the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated January 20, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report of T. Rowe Price Global Bond Fund and T. Rowe Price International Bond Fund (two portfolios of T. Rowe Price International Funds, Inc., hereafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/ Prospectus and included in the Registration Statement; (2) the incorporation by reference in the Prospectus and Statement of Additional Information of the Funds dated May 1, 2000, of our report dated January 20, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report of the Funds, which Prospectus and Statement of Additional Information are also incorporated by reference in the Registration Statement; (3) the reference to us under the heading "Experts" appearing in such Combined Proxy Statement/Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
July 20, 2000